Sub-Item 77Q1(a): Copies of Material Amendments to the
Trusts Declaration of Trust or By-laws
Amendment No. 59 dated January 5, 2011 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(60) to Post-Effective Amendment No. 270 to the Registrants
Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 16, 2011
(Accession No. 0000950123-11-014683).

Amendment No. 60 dated February 10, 2011 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(61) to Post-Effective Amendment No. 270 to the Registrants
Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 16, 2011
(Accession No. 0000950123-11-014683).

Amendment No. 61 dated February 10, 2011 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(62) to Post-Effective Amendment No. 270 to the Registrants
Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 16, 2011
(Accession No. 0000950123-11-014683).

Amendment No. 62 dated June 16, 2011 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(63) to Post-Effective Amendment No. 285 to the Registrants
Registration Statement on Form N-1A filed with the Securities and Exchange Commission on July 29, 2011
(Accession No. 0000950123-11-070239).

Amendment No. 3 dated February 10, 2011 to the
Amended and Restated By-laws of Goldman Sachs
Trust dated October 30, 2002 is incorporated herein by reference to Exhibit (b)(4) to Post-Effective
Amendment No. 270 to the Registrants Registration
Statement on Form N-1A filed with the Securities and Exchange Commission on February 16, 2011
(Accession No. 0000950123-11-014683).